AEye Reports Fourth Quarter 2024 Results

Apollo launches in US at CES

On-track for Apollo manufacturing ramp with large global Tier 1 partner

Extended cash runway to mid-2026 with new growth capital

PLEASANTON, Calif. -- (BUSINESS WIRE) – February 20, 2025 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the fourth quarter and year ended December 31, 2024.

Recent Business Highlights

•	Launched Apollo in the U.S. with resounding success at CES, showcasing its distinct advantages of behind-the-windshield integration and lower overall system costs
•	Began production of first Apollo B samples, reaching a critical milestone for quoting process across multiple sectors
•	Beat quarterly cash burn guidance for the fourth consecutive quarter
•	Raised additional growth capital to ramp Apollo into high-volume production, strengthening balance sheet and extending cash runway to mid-2026

Management Commentary

Matt Fisch, AEye CEO, said, “AEye just closed out a transformational year marked by significant milestones including a new product launch, extended financial runway, increased engagement with OEM customers, and expansion into new markets. Apollo has officially launched in the U.S. and is currently being tested in the field by customers interested in its differentiated capabilities for a range of applications where high visibility is mission critical. Our strategic partnerships in China are also contributing to increased exposure to prospective customers, thanks to our partners’ well-established networks and supply chains in the region.”

“We continue to leverage market enthusiasm for our technology to raise additional growth capital and have extended our cash runway to mid-2026. Heading into the new year, AEye is well-positioned to meet demand from OEMs that view lidar as essential to the future success of their product roadmap.”

Recent Financial Highlights

●	Cash burn in Q4 2024 was $4.8 million, beating guidance of $4.9 million
●	GAAP net loss in Q4 2024 was $(8.5) million, or $(0.93) per share, based on 9.1 million weighted average common shares outstanding
●	Non-GAAP net loss in Q4 2024 was $(6.3) million, or $(0.69) per share, based on 9.1 million weighted average common shares outstanding
●	Cash, cash equivalents, and marketable securities were $22.3 million as of December 31, 2024
●	Common shares outstanding of 13.7 million at the end of Q4 2024, compared to 6.3 million common shares outstanding at the end of Q4 2023

Conor Tierney, AEye CFO, said, “Through disciplined cost management, we reduced net cash burn for the seventh consecutive quarter, beating our guidance for both the fourth quarter and full year of 2024.”

“We ended the fourth quarter of 2024 with $22.3 million in cash, cash equivalents, and marketable securities, and raised an additional $12.7 million thus far in 2025, which brings our total potential liquidity to approximately $80 million. Given our strong balance sheet and unique capital-light business model, we have the runway to continue reaching key milestones for Apollo, creating long-term value for shareholders.”

2025 Financial Outlook

AEye expects cash burn for the full year of 2025 to total $25 million, representing a moderate increase compared to cash burn for the full year of 2024 due primarily to investments required to ramp Apollo to high-volume production.

Conference Call and Webcast Details

AEye management will hold a conference call today, February 20, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Conference call: https://aeye.pub/42D3K1p

Webcast: https://aeye.pub/40Dx9FZ

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons.

Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, less expenses related to registration statements and common stock purchase agreements, less change in fair value of convertible note and warrant liabilities, plus realized loss on instrument-specific credit risk, plus one-time termination benefits and other restructuring costs, plus non-routine write-downs of inventory, other current assets and losses on purchase commitments, plus long-lived asset disposals and impairment charges, plus loss (gain) on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, less benefit (provision) for income tax.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about the product manufacturing ramp with a large global Tier 1 partner, the extension of AEye’s cash runway to mid-2026, the potential liquidity available to AEye from its existing financial instruments, and the benefits and advantages of the Company’s Apollo product, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the Apollo manufacturing ramp with a large global Tier 1 partner may not occur to the extent anticipated, or at all; (ii) the risks that the new growth capital invested in AEye may not extend the runway to mid-2026 as anticipated due to unexpected expenses, or otherwise; (iii) the risks that Apollo’s behind-the-windshield integration may not have the distinct advantages in the marketplace as anticipated, or at all; (iv) the risks that Apollo may not offer lower overall system costs to the extent anticipated, or at all; (v) the risks that the current field tests being undertaken by customers may not result in further customer interest or sales of product, to the extent anticipated, or at all;

(vi) the risks that the increased exposure in China to prospective customers may not result in further customer interest or sales of our product, to the extent anticipated, or at all; (vii) the risks that the ability to further leverage market enthusiasm for AEye’s technology to raise additional growth capital may not continue to the extent anticipated, or at all; (viii) the risks that AEye’s total potential liquidity may not amount to approximately $80 million as AEye may not be in a position to draw on one or more of the financial instruments upon which the $80 million projection is based, as minimum market conditions must exist in order for AEye to realize all of such potential liquidity; (ix) the risks that the cash burn for the full year of 2025 may exceed $25 million due to unanticipated expenses associated with the investments required to ramp Apollo to high-volume production, or otherwise; (x) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xi) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xii) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xiii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xiv) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xv) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xvi) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xvii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xviii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and the lingering effects of the COVID-19 pandemic, both of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)
	As of December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$10,266	$16,932
Marketable securities	12,012	19,591
Accounts receivable, net	11	131
Inventories, net	176	583
Prepaid and other current assets	2,706	2,517
Total current assets	25,171	39,754
Right-of-use assets	652	11,226
Property and equipment, net	605	281
Restricted cash	—	2,150
Other noncurrent assets	692	906
Total assets	$27,120	$54,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,598	$3,442
Accrued expenses and other current liabilities	7,709	6,585
Total current liabilities	11,307	10,027
Operating lease liabilities, noncurrent	479	14,858
Convertible note	146	—
Other noncurrent liabilities	64	409
Total liabilities	11,996	25,294
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	388,213	366,647
Accumulated other comprehensive income	5	10
Accumulated deficit	(373,095)	(337,635)
Total stockholders’ equity	15,124	29,023
Total liabilities and stockholders’ equity	$27,120	$54,317

AEYE, INC. Consolidated Statements of Operations (In thousands, except share amounts and per share data) (Unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Revenue:
Prototype sales	$6	$51	$97	$477
Development contracts	40	18	105	987
Total revenue	46	69	202	1,464
Cost of revenue	49	6,668	778	15,319
Gross loss	(3)	(6,599)	(576)	(13,855)
Operating expenses:
Research and development	4,252	5,178	16,389	26,171
Sales and marketing	69	1,746	551	12,528
General and administrative	4,671	4,955	18,312	25,234
Impairment of long-lived assets	—	9,941	—	9,988
Total operating expenses	8,992	21,820	35,252	73,921
Loss from operations	(8,995)	(28,419)	(35,828)	(87,776)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	4	56	—	(858)
Interest income and other	143	385	799	1,317
Interest expense and other	296	210	(433)	248
Total other income (expense), net	443	651	366	707
Loss before income tax	(8,552)	(27,768)	(35,462)	(87,069)
(Benefit) provision for income tax	(4)	14	(2)	57
Net loss	$(8,548)	$(27,782)	$(35,460)	$(87,126)

Per Share Data
Net loss per common share (basic and diluted)	$(0.93)	$(4.44)	$(4.89)	$(14.95)

Weighted average common shares outstanding (basic and diluted)	9,144,094	6,257,973	7,253,683	5,827,721

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Twelve months ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(35,460)	$(87,126)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	129	1,547
(Gain) loss on sale of property and equipment, net	(12)	59
Noncash lease expense relating to operating lease right-of-use assets	956	1,406
Gain on termination of operating lease, net	(491)	(35)
Impairment of long-lived assets	—	9,988
Common stock purchase agreement costs	1,124	—
Inventory write-downs, net of scrapped inventory	161	7,712
Loss on advances to suppliers	—	1,385
Change in fair value of convertible note and warrant liabilities	—	858
Realized loss on instrument-specific credit risk	—	46
Stock-based compensation	9,047	18,071
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(611)	(211)
Expected credit losses, net of write-off	35	35
Changes in operating assets and liabilities:
Accounts receivable, net	85	451
Inventories, current and noncurrent, net	245	(2,459)
Prepaid and other current assets	1,490	2,279
Other noncurrent assets	215	284
Accounts payable	156	252
Accrued expenses and other current liabilities	(2,389)	(3,135)
Operating lease liabilities	(955)	(1,528)
Contract liabilities	—	(987)
Other noncurrent liabilities	(345)	383
Net cash used in operating activities	(26,620)	(50,725)
Cash flows from investing activities:
Purchases of property and equipment	(486)	(1,951)
Proceeds from sale of property and equipment	45	283
Purchases of marketable securities	(24,241)	(19,331)
Proceeds from redemptions and maturities of marketable securities	32,426	76,350
Net cash provided by investing activities	7,744	55,351
Cash flows from financing activities:
Proceeds from exercise of stock options	134	455
Proceeds from the issuance of convertible note	146	—
Payments for convertible note redemptions	—	(6,235)
Taxes paid related to the net share settlement of equity awards	(161)	(1,445)
Proceeds from issuance of common stock under the Common Stock Purchase Agreements	11,080	136
Stock issuance costs related to the Common Stock Purchase Agreements	(1,232)	(3)
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	93	334
Net cash provided by (used in) financing activities	10,060	(6,758)
Net decrease in cash, cash equivalents and restricted cash	(8,816)	(2,132)
Cash, cash equivalents and restricted cash at beginning of period	19,082	21,214
Cash, cash equivalents and restricted cash at end of period	$10,266	$19,082

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share amounts and per share data) (Unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
GAAP net loss	$(8,548)	$(27,782)	$(35,460)	$(87,126)
Non-GAAP adjustments:
Stock-based compensation	2,045	3,364	9,047	18,071
Expenses related to registration statements and common stock purchase agreements	(12)	(50)	1,124	183
Change in fair value of convertible note and warrant liabilities	(4)	(56)	—	858
Realized loss on instrument-specific credit risk	—	—	—	46
One-time termination benefits and other restructuring costs	—	1,877	—	3,347
Non-routine write-downs of inventory, other current assets and losses on purchase commitments	—	5,621	—	8,628
Long-lived asset disposals and impairment charges	—	10,185	—	10,232
Loss (gain) on termination of operating lease, net	189	(35)	(491)	(35)
Non-GAAP net loss	$(6,330)	$(6,876)	$(25,780)	$(45,796)
Depreciation and amortization expense	49	304	129	1,302
Interest income and other	(143)	(350)	(799)	(1,282)
Interest expense and other	(284)	(210)	(691)	(294)
(Benefit) provision for income tax	(4)	14	(2)	57
Adjusted EBITDA	$(6,712)	$(7,118)	$(27,143)	$(46,013)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.93)	$(4.44)	$(4.89)	$(14.95)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.69)	$(1.10)	$(3.55)	$(7.86)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	9,144,094	6,257,793	7,253,683	5,827,721
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	9,144,094	6,257,793	7,253,683	5,827,721

Investor Relations Contacts:

Agency Contact

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366